Exhibit 13.1

CERTIFICATION OF CEO AND CFO

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Atlatsa Resources Corporation (the “Registrant”) filed under cover of Form 20-F for the period ended December 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Harold Motaung as Chief Executive Officer of the Registrant and Boipelo Lekubo as Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge that:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Harold Motaung

By:	Harold Motaung

Title:	Chief Executive Officer

Dated:	March 30, 2016

/s/ Boipelo Lekubo

By:	Boipelo Lekubo

Title:	Chief Financial Officer

Dated:	March 30, 2016

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of §18 of the Securities Exchange Act of 1934, as amended.